UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 13, 2010

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland	0-53424	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania	19104-2867
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information included under Item 2.03 below is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation.

As previously reported by FS Investment Corporation (the “Company”), on March 10, 2010, Deutsche Bank AG, New York Branch (“Deutsche Bank”) agreed to provide a $140 million revolving credit facility to Broad Street Funding LLC (“Broad Street”), a wholly-owned financing subsidiary of the Company.

On July 13, 2010, in exchange for an amendment fee to Deutsche Bank, Broad Street and Deutsche Bank entered into the First Amendment to Credit Agreement and to Security Agreement (the “First Facility Amendment”) to increase the maximum borrowing under the existing revolving credit facility from $140 million to $240 million and to lower the overall borrowing cost thereunder from LIBOR + 250 basis points to LIBOR + 223 basis points per annum. No other material terms of the revolving credit facility changed in connection with the First Facility Amendment. In addition, in connection with the closing of the First Facility Amendment, the Company and Broad Street entered into a First Amendment to Asset Contribution Agreement, dated as of July 13, 2010 (the “First Asset Contribution Agreement Amendment”), pursuant to which FSIC contributed additional loans to Broad Street as collateral for the amended revolving credit facility.

The descriptions of the First Facility Amendment and the First Asset Contribution Agreement Amendment are qualified in their entirety by reference to the text of the agreements which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	First Amendment to Credit Agreement and to Security Agreement by and between Broad Street Funding LLC and Deutsche Bank AG, New York Branch, dated as of July 13, 2010.

10.2	First Amendment to Asset Contribution Agreement by and between FS Investment Corporation and Broad Street Funding LLC, dated as of July 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date: July 19, 2010	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer